UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2013

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held on May 1, 2013 in Bethesda, Maryland. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Withheld/ Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	54,758,323	148,038	0	3,469,183
David W. Faeder	50,565,324	4,341,037	0	3,469,183
Kristin Gamble	50,435,677	4,470,684	0	3,469,183
Gail P. Steinel	50,446,148	4,460,213	0	3,469,183
Warren M. Thompson	54,662,973	243,388	0	3,469,183
Joseph S. Vassalluzzo	50,440,552	4,465,809	0	3,469,183
Donald C. Wood	54,494,451	411,910	0	3,469,183

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Trust's independent registered public accounting firm for the year ending December 31, 2013	58,019,705	292,563	63,275	0

Proposal 3: Advisory vote on compensation of our named executive officers	33,880,674	20,224,192	801,492	3,469,185

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 3, 2013	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary